Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2017, relating to the consolidated financial statements of Techpoint, Inc., appearing in the Prospectus dated September 19, 2017 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-219992 on Form S-1, as amended.

/s/BDO USA, LLP

San Jose, California

October 24, 2017